Exhibit 2

TRANSFER OF LIMITED LIABILITY COMPANY INTEREST AGREEMENT

This TRANSFER OF LIMITED LIABILITY COMPANY INTEREST AGREEMENT dated as of December 29, 2011 (as amended, modified or supplemented from time to time, this “Transfer Agreement”), is entered into by and between OCM Principal Opportunities Fund II, L,P. (“OCM POF II”), OCM Principal Opportunities Fund III, L,P. (“OCM POF III” and together with OCM POF II, the “Transferors”) and OCM Spirit Holdings III-A, LLC (the “Transferee”).

RECITALS

WHEREAS, Transferors hold certain membership interests in OCM Spirit Holdings II, LLC, a Delaware limited liability company (the “Holdings II”) pursuant to the Amended and Restated Limited Liability Company Agreement of OCM Spirit Holdings II, LLC, dated as of July 13, 2006 (the “Holdings II LLCA”); and

WHEREAS, OCM POF III holds certain membership interests in OCM Spirit Holdings III, LLC, a Delaware limited liability company (the “Holdings III”) pursuant to the Limited Liability Company Agreement of OCM Spirit Holdings III, LLC, dated as of July 13, 2006 (the “Holdings III LLCA” and together with the Holdings II LLCA, the “LLCAs”; terms used in this Transfer Agreement without definition shall have the respective meanings ascribed to them in the applicable LLCA); and

WHEREAS, (i) Transferors desire to transfer all of their rights, obligations and other interests as Members in Holdings II (the “Holdings II Membership Interests”) and (ii) OCM POF III desires to transfer all of its rights, obligations and other interests as a Member in Holdings III (the “Holdings III Membership Interests,” and together with the Holdings II Membership Interests, the “Membership Interests”), in each case to Transferee, and Transferee desires to accept such transfer of the Membership Interests pursuant to Section 4.3 of the LLCAs; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.               Transfer.  Each Transferor does hereby conveys, assigns, transfers and delivers all of its right, title and interest in and to the applicable Membership Interests, and all of its rights, claims and causes of action related thereto, free and clear of all liens, security interests, restrictions, charges, claims and encumbrances, other than any transfer restrictions under the LLCAs, to the Transferee in the amounts set forth on Schedule A hereto.

2.               Agreement to be Bound.  Transferee hereby agrees to be bound by the terms of the applicable LLCA, and hereby assumes all obligations of the Transferors under the applicable LLCA, in respect of the Membership Interests.

3.               Substitution; Admission.  Effective as of the date hereof, the Transferee, by execution and delivery of this Transfer Agreement, shall become a Member of Holdings II and Holdings III in substitution of Transferors and shall succeed to the rights and liabilities of such Transferor and the capital accounts and capital contributions of such Transferor under the applicable LLCA.

4.               Miscellaneous

(a)                                  Enforceability.  This Transfer Agreement and the rights of the parties hereunder shall be binding upon, inure to the benefit of and are enforceable by, the parties hereto and their respective successors and permitted assigns.

(b)                                 Further Assurances.  Transferee agrees to execute and deliver to Transferors such additional documents or instruments as Transferors reasonably may request in order to (i) fully effect the purposes and intent of, and the transactions contemplated by, this Transfer Agreement and (ii) accomplish any other object of the Transferors with respect to the Membership Interests of such Transferor or Holdings II or Holdings III, as applicable.

(c)                                  Counterparts.  This Transfer Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Transfer Agreement.

(d)                                 Governing Law.  This Transfer Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

(e)                                  Waivers; Amendments.  Neither this Transfer Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Transferors and Transferee.

(f)                                    Severability.  If any provision of this Transfer Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Transfer Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Transfer Agreement

[Remainder of the Page Intentionally Blank]

IN WITNESS WHEREOF, each of the parties hereto have executed this Transfer Agreement as of the date first above written.

TRANSFERORS:

OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.

By: Oaktree Fund GP I, L.P.
Its: General Partner

By:
Name:
Title:

By:
Name:
Title:

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.

By: OCM Principal Opportunities Fund III GP, L.P.
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: General Partner

By:
Name:
Title:

By:
Name:
Title:

TRANSFEREE:

OCM SPIRIT HOLDINGS III-A, LLC

By: Oaktree Capital Management, L.P.
Its: Manager

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO TRANSFER AGREEMENT]

Schedule A

OCM Spirit Holdings II, LLC

Transferors	Transferee	Percentage Interest Transferred to Transferee
OCM PRINCIPAL OPPORTUNITIES FUND II, L.P. c/o Oaktree Capital Management, L.P. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cass Traub	OCM SPIRIT HOLDINGS III-A, LLC c/o Oaktree Capital Management, L.P. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cass Traub	28%
OCM PRINCIPAL OPPORTUNITIES FUND III, L.P. c/o Oaktree Capital Management, L.P. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cass Traub	OCM SPIRIT HOLDINGS III-A, LLC c/o Oaktree Capital Management, L.P. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cass Traub	47.7%
Total		75.7%

OCM Spirit Holdings III, LLC

Transferor	Transferee	Percentage Interest Transferred to Transferee
OCM PRINCIPAL OPPORTUNITIES FUND III, L.P. c/o Oaktree Capital Management, L.P. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cass Traub	OCM SPIRIT HOLDINGS III-A, LLC c/o Oaktree Capital Management, L.P. 333 South Grand Avenue, 28th Floor Los Angeles, CA 90071 Attn: Cass Traub	75.9%